Exhibit 11.1

                              CONSULTING AGREEMENT

Lou Galeotafiore
Benchmark Securities Group
825 East Gate Blvd
Garden City, NY 11530


January 16, 2003


Robert Russell
Telecommunications Products
9171 Whilshire Boulevard
Suite B
Beverly Hills, California 90210


Gentlemen,

This will confirm the arrangements, terms and conditions pursuant to which Benchmark Securities Group, Inc. (the "Consultant") has been retained to serve as consultant and advisor to Telecommunication Products, Inc, a Colorado corporation (the "Company"), on a non-exclusive basis for the term set forth in
Section 2 below. The undersigned hereby agree to the following terms and conditions:

1.       Duties of Consultant
         ---------------------

(a) Consulting Services. Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

(b) Financing. Consultant will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.

(c) Wall Street Liaison. Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers. The services described in this
     Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

2.       Term.
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     This Agreement  shall  initially be for a period of Twelve (12) months from the date hereof (the "Term") and shall continue for a successive period on the same terms and conditions upon mutual agreement of the parties hereto.

3.       Compensation.
         -------------

(a) As compensation for Consultant's services hereunder, the Company shall pay to Consultant a fee of one hundred twenty thousand (120,000) shares of common stock which are to be registered pursuant to a Form SB-2 Registration Statement. In addition, Consultant shall receive immediately exercisable options to acquire eight hundred thousand (800,000) shares of common stock at an exercise price of $.35 per share.

(b) As additional compensation for Consultant's services hereunder, Consultant shall also be entitled to receive an aggregate of 2,000,000 options to acquire 2,000,000 shares of the Company's common stock exercisable at $.50 per share which options shall be registered pursuant to a Form SB-2 to be filed within sixty (60) days of execution of this agreement. All warrants shall be fully vested at the time this agreement is executed.


4.   Registration Rights.

                  The shares to be issued underlying the warrants issued pursuant to subsection 3(b) of this agreement shall contain one demand registration right and unlimited piggyback registration rights. Consultant's piggyback registration rights shall commence from the date hereof, Consultant's demand registration right shall commence six months after the date hereof and such rights shall terminate five (5) years after the date hereof. The Company shall bear the costs of such registrations. Consultant shall pay any and all
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                  underwriting commissions and non-accountable expenses of any underwriter selected by Consultant to sell the common stock (the "Registrable Securities"), together with the expenses of any legal counsel selected by Consultant to represent Consultant in connection with the sale of the Registrable Securities. The Company agrees to use its prompt best efforts to cause any demand registration filing required herein to become effective and to qualify or register the Registrable Securities in such states as are reasonably requested by the Consultant. The Company will maintain the effectiveness of any such registration statement, filed pursuant to Consultant's demand registration right, for the greater of sixteen months from the date of the latest balance sheet of the audited financial statements contained therein on the initial effective date of such registration statement or one year from the initial effective date of such registration statement. As to Consultant's piggyback registration rights, the Company agrees to qualify or register the Registrable Securities in such additional states as are reasonably requested by Consultant. As to Consultant's demand and piggyback registration rights, in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to do business in such state, or (ii) the principal stockholders of the Company to be obligated to escrow any of their securities. Additionally, the Company shall not be obligated to include the Registrable Securities in any registration statement filed by the Company in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act of 1933, as amended (the"Act") or pursuant to Form S-4, S-8 or any other form on which it is inappropriate to register such shares. Nothing herein shall require the Company to file or maintain a registration statement at such time as the Company determines, in good faith, that such filing or registration would adversely effect the Company (for example, by causing premature disclosure of a pending transaction), provided however that the Company can only exercise this right once in any 12 month period. In addition with respect to any "piggyback" registration, the Company shall not be obligated to register the Consultant's shares if the underwriter of the offering which Consultant proposes to piggyback on determines that permitting such piggyback would adversely affect the offering.

5.       PrivateFinancings.

                  In the event that Consultant (i) negotiates or arranges on the Company's behalf a non-public equity financing or (ii) arrange on the Company's behalf a non-public debt financing the compensation will be:

                                    10% Commission of the Gross Proceeds
                                    3% Non-Accountable Allowance
                                    10% In-Kind

                  In the event that Consultant introduces or arranges for others on the Company's behalf a non-public equity financing or non-public debt financing; the compensation will be no greater than:

                                    10% Commission of the gross proceeds
                                    3% Non-Accountable Allowance
                                    13% In-Kind



6.       Mergers and Acquisitions.

                  In the event that Consultant arranges for or assists the Company at the Company's request with the purchase or sale of assets, or for a merger acquisition or joint venture for the Company, then the Company will compensate the Consultants (based on the Transaction Value, as defined below) for such services in an amount equal to:

                           5% on the first $1,000,000 of the Transaction Value; 4% on the amount from $1,000,001 to $2,000,000; 3% on the amount from $2,000,001 to $3,000,000; 2% on the
                           amount from $3,000,001 to $4,000,000; 1% on the
                           amount from $4,000,001 to $5,000,000; 1% on the
                           amount in excess of $5,000,000.

                  If the Company identifies and negotiates its own acquisitions without assistance of the Consultants, the Consultants will not be entitled to the above referenced compensation. The above referenced compensation is in effect unless in writing and signed by the Consultant.

                  "Transaction Value" shall mean the aggregate value of all cash, securities and other property (i) paid to the Company, its affiliates or their shareholders in connection with any transaction referred to above involving any investment in or acquisition of the Company or any affiliates (or the assets of either), (ii) paid by the Company or any affiliate in any such transaction involving an investment in or acquisition of another party or its equity holdings by the Company or any affiliate, or (iii) paid or contributed by the Company or an affiliate and by the other party or parties in the event of any such transaction involving a merger, consolidation, joint venture or similar joint enterprise or undertaking. The value of any such securities shall be the fair market value thereof as determined by mutual agreement of the Company and the Consultants or by an independent appraiser jointly selected by the Company and the Consultants.

7.       Relationship.
         -------------

                  Nothing herein shall constitute the Consultant as employees or agents of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.


8.       Confidentiality.

                  Except in the course of the performance of its duties hereunder, Consultant agree that they shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

9.       Litigation Expenses.

                  If any action is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which it may be entitled.

10.      Notices.
         --------

                  Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this Section.

11.      Governing Law.
         --------------

                  This Agreement is made and shall be governed and construed in accordance with the laws of the State of New York.

12.      Assignment and Termination.

                  This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required. Either party can terminate this Agreement at any time for any reason with 30 days written notice after six months from the above date. All shares and warrants earned at time of termination notice, plus 30 days, will still be due and payable. Consultant will have 120 days to exercise all unearned warrants or will forfeit them.










Very truly yours,                                    AGREED AND ACCEPTED:
Benchmark Securities Group



By:_______________________                  By:______________________
Name:Lou Galeotafiore                       Name:Robert Russell
                                            Title: Chief Executive Officer